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                                                                   EXHIBIT 10.36

                               KIDD & COMPANY, LLC
                              Three Pickwick Plaza
                          Greenwich, Connecticut 06830

                                                         March 30, 1999

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                           Kidd Closing Fee Agreement

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MedSource Technologies, Inc.
Two Carlson Parkway
Plymouth, Minnesota 55447

Gentlemen:

          This is to confirm the understanding between Kidd & Company, LLC ("KCO") and MedSource Technologies, Inc., a Delaware corporation (the "Company"), with respect to the performance by KCO of services in connection with the Company's acquisitions of businesses whether through the purchase of entities or assets and whether directly by the Company or indirectly by subsidiaries of the Company.

          1.   Services.
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          (a) KCO has provided substantial services to the Company in connection with the currently pending acquisitions proposed by the Company, which services have included but have not been limited to: (i) preparing and analyzing the respective letters of intent, acquisition agreements and schedules and exhibits thereto; (ii) identifying, evaluating, structuring, negotiating and finalizing the Company's financing arrangements; (iii) reviewing and evaluating the materials and documentation, and the reports of professional advisors relating thereto, with respect to the due diligence in connection with the respective acquisitions; (iv) reviewing, evaluating and revising the organizational materials and documentation, including certificates of incorporation, certificates of designation, by-laws and minutes; (v) reviewing, evaluating and revising the ancillary

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documents for the acquisitions, including employment agreements and consents;
and (vi) reviewing, evaluating and revising the other agreements, instruments and documents proposed in connection therewith.

          (b) With respect to each business acquisition, whether in the form of an acquisition of any entity or of assets, that may be proposed or considered by the Company in the future, KCO shall provide to the Company services similar to those that have been provided by KCO in connection with currently pending acquisitions and described in section 1(a).

          2.   Remuneration.
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          (a) In consideration of the substantial amount of time, effort and expense incurred by KCO to perform the services rendered in connection with the Company's currently pending acquisitions, and the substantial amount of time, effort and expense to be incurred by KCO to perform the services to be rendered in connection with the Company's future business acquisitions, the Company shall pay to KCO the following amounts:

               (i) at the closing of the Company's currently pending acquisitions, a closing fee of $2,000,000 (subject to the Kidd Closing Fee Escrow Agreement dated the date hereof being entered into by the Company, KCO and Parker Chapin Flattau & Klimpl, LLP, as escrow agent); and

               (ii) at the closing of each of the future acquisitions by the Company or any of its subsidiaries, whether by purchase, merger or other business combination, a closing fee of 1.5% of the aggregate consideration (determined as provided in section 2(b) below) paid or otherwise given by the Company or its subsidiaries in connection therewith.

          (b) (i) For purposes of determining the fees payable pursuant to clause (ii) of section 2(a), the "aggregate consideration" in any transaction shall include all cash, securities and other property given and all liabilities assumed, provided that any contingent amounts to be paid in the transaction shall not be deemed to be "consideration" for this purpose until actually paid.

               (ii) The value of any non-cash consideration shall be determined by the reasonable good faith agreement of the Company and KCO; provided, however, that such value shall not be included for purposes of determining the fees payable pursuant to section 2(a) until KCO and/or the Company shall have given the holders of the Company's Series B Preferred Stock at least 15 days prior written notice of such value, in reasonable detail, and such value shall have become final and binding in accordance with

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this section 2(b). If, within that 15-day period, the Series B Parties (as defined in the next sentence) do not give the Company and KCO written notice of their disagreement with such valuation as contemplated in the next sentence, then the value of such non-cash consideration as stated in the notice to the holders of the Company's Series B Preferred Stock referred to above shall be final, binding and conclusive on the Company, KCO and the holders of the Series B Preferred Stock. If, within that 15-day period, the holders of at least 50% of the outstanding shares of Series B Preferred Stock (the "Series B Parties") give the Company and KCO written notice of their disagreement with such valuation, then the Company and KCO shall attempt to reconcile such disagreement with the Series B Parties within 20 business days after the receipt of the Series B Parties' notice of disagreement. Any such resolution shall be final, binding and conclusive on the Company, KCO and the holders of the Series B Preferred Stock.

               (iii) If the Company, KCO and the Series B Parties are unable to resolve all such disagreements within the 20-business-day period after the receipt of the Series B Parties' notice of disagreement referred to in section 2(b)(ii), the Company and KCO shall, together with the Series B Parties, select a mutually agreeable investment bank to make the determination and, if such parties are unable to agree on such an investment bank within 15 days after the expiration of the 20-business-day period referred to in the preceding sentence, then, at the initiation of any such party, such an investment bank shall be appointed by the American Arbitration Association (any investment bank selected or appointed pursuant to this provision, the "Arbiter"). The Arbiter shall be instructed to determine and report to the Company, KCO and the Series B Parties upon any items that remain in dispute within 20 business days after submission, which report shall be final, binding and conclusive on the Company, KCO and the holders of the Series B Preferred Stock. The Arbiter shall be instructed to provide the Company, KCO and the Series B Parties with a report setting forth the amounts (and calculations of such amounts in reasonable detail) of the items in dispute that the Arbiter believes to be reasonable based upon the facts and circumstances as the Arbiter understands them. The fees and disbursements of the Arbiter shall be borne by the Company.

          (c) In the event of any bankruptcy or insolvency of the Company that occurs prior to the payment of any fees pursuant to section 2(a) above, KCO's right to receive such fees shall be subordinated to the prior indefeasible payment in full in cash of (i) all amounts due and owing under the Senior Credit Facility (as defined in the Securities Purchase Agreement) and (ii) all amounts due and owing in respect of the $20,000,000 aggregate principal amount of the Notes issued pursuant to the Securities Purchase Agreement, together with all interest and other amounts payable with respect thereto.

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          3. Expense Reimbursement. In addition to the fees pursuant to
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paragraph 2 above, the Company shall reimburse KCO for all reasonable out-of-pocket costs and expenses incurred by KCO in connection with the performance of its services hereunder.

          4. Term. This agreement shall continue until the seventh anniversary
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of the date hereof; provided, however, that at the end of the seven-year term this agreement shall renew for additional one-year periods unless either party shall provide written notice of termination to the other no later than 30 days prior to the next expiration date.

          5. Indemnification. The Company shall, to the fullest extent permitted
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by law, indemnify KCO and each of its agents, officers, shareholders, employees, members, representatives, and all others acting on its behalf (collectively with KCO, the "Indemnified Parties"), against any and all liabilities, costs, expenses (including reasonable legal fees and expenses), settlements, judgments and losses (collectively, "Damages"), resulting from, in connection with or arising out of any actual or threatened claim, action, demand, dispute or proceeding of whatever kind and nature that may be asserted against an Indemnified Party in any way arising from the activities of KCO pursuant to this agreement to the same extent as if such Indemnified Party were an officer of the Company, and all of such Damages shall be advanced to each Indemnified Party to the fullest extent permitted an officer of the Company under and subject to repayment in accordance with Delaware law. In addition, the personal liability of each Indemnified Party is hereby eliminated or limited to the fullest extent permitted by paragraph 7 of subsection (b) of section 102 of the Delaware
General Corporation Law, as the same may be amended or supplemented from time to time or pursuant to any successor provision, to the same extent as if such Indemnified Party were an officer of the Company under Delaware Law.

          6. Limit on Termination. The Company shall have no right to terminate
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this agreement unless KCO shall have committed gross negligence or willful misconduct in the performance of its duties hereunder. In the event of a dispute with respect to the foregoing, the prevailing party in such dispute shall be entitled to recover its reasonable legal fees and expenses in connection therewith.

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          Please signify your approval of this agreement by signing in the space provided below.

                                         Very truly yours,

                                         KIDD & COMPANY, LLC


                                         By: /s/ William J. Kidd
                                             -----------------------------------
                                            Name:      William J. Kidd
                                            Title:     Principal

Agreed:

MEDSOURCE TECHNOLOGIES, INC.


By:  /s/ Richard J. Effress
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     Name:     Richard J. Effress
     Title:    Chairman

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